EXHIBIT 10.4

TEMPLATE

NOTICE OF PERFORMANCE UNIT AWARD

under the

LIFEWAY FOODS, INC. OMNIBUS INCENTIVE PLAN

This AWARD, made as of the ____ day of ____________, 20__, by Lifeway Foods, Inc., an Illinois corporation (the “Company”), to _________________ (“Participant”), is made pursuant to and subject to the provisions of the Company’s Omnibus Incentive Plan (the “Plan”).  All terms that are used herein that are defined in the Plan shall have the same meanings given them in the Plan.

Contingent Performance Units

1.
Grant Date.  Pursuant to the Plan, the Company, on __________, 20__ (the “Grant Date”), granted Participant an Award (“Award”) in the form of __________ Performance Units (which number of Units is also referred to herein as the “Target Units”), subject to the terms and conditions of the Plan and subject to the terms and conditions set forth herein.

2.
Accounts.  Performance Units granted to Participant shall be credited to an account (the “Account”) established and maintained for Participant.  The Account of Participant shall be the record of Performance Units granted to the Participant under the Plan, is solely for accounting purposes and shall not require a segregation of any Company assets.

3.
Terms and Conditions.  No Award shall be earned and Participant’s interest in the Performance Units granted hereunder shall be forfeited, except to the extent that the following paragraphs are satisfied.

[INSERT DESCRIPTION OF PERFORMANCE CRITERIA AND TARGETS AND DEFINITIONS OF RELEVANT TERMS]

4.
Performance Criteria.  Participant’s Performance Units shall be earned as soon as practicable after the end of the Measurement Period based on the following formula (to the nearest whole Performance Unit).  Such Performance Units shall be subject to the terms and conditions set forth in the following paragraphs of this Notice of Award.

(a)      The Measurement Period is the 20__ and 20__ calendar period.

Valuation of Performance Units

5.	Value of Units. The value of each Performance Unit shall be equal to the value of one share of the Company’s common stock.

6.	Value of Stock. For purposes of this Award, the value of the Company’s common stock is the Fair Market Value (as defined in the Plan) on the date any Performance Units become vested hereunder.

Vesting of Earned Performance Units

7.
Earned Awards.  [Substitute applicable timing for earning Awards.] [As soon as practicable after the end of the Measurement Period, a determination shall be made by the Committee of the number of whole Performance Units that Participant has earned.]  The date as of which the Committee determines the number of Performance Units earned shall be the “Award Date.”

8.	Restrictions. Except as provided herein, the earned Performance Units shall remain unvested and forfeitable.

9.
Vesting.  [Substitute applicable timing for vesting of Awards.]  Participant’s interest in ______ of the earned Performance Units shall become vested and non-forfeitable on the Award Date and will be paid as soon as practicable thereafter. The final ______ of the earned Performance Units shall become vested and non-forfeitable as of ______________.  [ADJUST AS APPROPRIATE]

Death, Disability, Retirement and Termination by the Company for any Reason other than Cause

[In paragraphs 10, 11 and 12, substitute applicable provisions for early termination of employment.]

10.
During the Measurement Period.  Anything in this Notice of Award to the contrary notwithstanding, (a) if a Participant separates from service for any reason during 2013, then the Participant’s Performance Units shall be forfeited; and (b) if a Participant separates from service during 2014 on account of death, permanent and total disability within the meaning of section 22(e)(3) of the Code (“Disability” or “Disabled”), Retirement (as defined in paragraph 14 hereof) or termination by the Company for any reason other than Cause, then, the Participant’s Performance Units [shall be earned under paragraph 4 above as of the Award Date, based on and any remaining Performance Units as of the Award Date shall be forfeited].  The number of Performance Units shall be determined by the Committee in its sole and absolute discretion within the limits provided in the Plan and the Performance Units shall be fully vested as of the Award Date, and payable pursuant to paragraphs 16-18 hereof. [ADJUST AS APPROPRIATE]

11.
After the Measurement Period.  Anything in this Notice of Award to the contrary notwithstanding, if, after the Measurement Period ends, but prior to the Award Date, Participant dies, becomes Disabled or Retires while in the employ of the Company or an Affiliate or is terminated by the Company for any reason other than Cause, such Participant shall earn his Performance Units pursuant to paragraph 7 and such earned Units shall be fully vested as of the Award Date and payable pursuant to paragraphs 16-18 hereof. [ADJUST AS APPROPRIATE]

12.
During the Vesting Period.  Anything in this Notice of Award to the contrary notwithstanding, if, after the Award Date, but prior to the forfeiture of the Performance Units under paragraph 13, Participant dies, becomes Disabled or Retires while in the employ of the Company or an Affiliate or is terminated by the Company for any reason other than Cause, then all earned Performance Units that are forfeitable shall become non-forfeitable as of the date of Participant’s death, Disability, Retirement or termination by the Company for any reason other than Cause, as the case may be, and shall be paid pursuant to paragraphs 16-18 hereof. [ADJUST AS APPROPRIATE]

13.
Forfeiture.  All Performance Units that are forfeitable shall be forfeited if Participant’s employment with the Company or an Affiliate terminates voluntarily or is terminated with Cause, except by reason of Participant’s death, Retirement, Disability, or his termination by the Company for any reason other than Cause. [COMPLETE AS APPROPRIATE]

14.	Retirement. Retirement means, for purposes of this Award ________________________. [ADJUST AS APPROPRIATE]

15.	Termination for Cause. The Committee shall have the authority to determine whether Participant’s termination from employment is for Cause or for any reason other than Cause.

Payment of Awards

16.
Time of Payment.  Payment of Participant’s Performance Units shall be made as soon as practicable after the Units have become non-forfeitable, but in no event later than March 15th of the calendar year after the year in which the Units become non-forfeitable.

17.	Form of Payment. The vested Performance Units shall be paid in [cash OR whole shares of the Company’s common stock].

18.
Death of Participant.  If Participant dies prior to the payment of his earned and vested Performance Units, an amount equal to the amount of the Participant’s non-forfeitable Performance Units shall be paid to his or her Beneficiary.  Participant shall have the right to designate a Beneficiary on a form filed with the Committee.  If Participant fails to designate a Beneficiary, or if at the time of the Participant’s death there is no surviving Beneficiary, any amounts payable will be paid to the Participant’s estate.

19.
Taxes.  The Company will withhold from the Award the [amount OR number of shares of Common Stock] necessary to satisfy Federal tax-withholding requirements and state and local tax-withholding requirements with respect to the state and locality designated by the Participant as their place of residence in the Company's system of record at the time the Award becomes taxable, subject, however, to any special rules or provisions that may apply to Participants who are non-US employees (working inside or outside of the United States) or US employees working outside of the United States. It is the Participant's responsibility to properly report all income and remit all Federal, state, and local taxes that may be due to the relevant taxing authorities as the result of receiving this Award.

General Provisions

20.
No Right to Continued Employment. Neither this Award nor the granting, earning or vesting of Performance Units shall confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment at any time.

21.
Change in Capital Structure.  In accordance with the terms of the Plan, the terms of this grant shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

22.
Governing Law.  This Award shall be governed by the laws of the State of Illinois and applicable Federal law.  All disputes arising under this Award shall be adjudicated solely within the state or federal courts located within the State of Illinois.

23.
Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Grant Date and the provisions of this Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Grant Date.

24.
Binding Effect.  Subject to the limitations stated above and in the Plan, this Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

25.	Change in Control. Anything in this Notice of Award to the contrary notwithstanding, upon a Change in Control (as defined in the Plan), the following rules shall apply:

[COMPLETE AS APPROPRIATE]

25.	Clawback. [COMPLETE AS APPROPRIATE]

IN WITNESS WHEREOF, the Company has caused this Award to be signed on its behalf.

LIFEWAY FOODS, INC.

By:                 ______________________________